EXHIBIT 99.1

W Technologies Announces Plan to Change Name to KryptoVentures Holdings, Inc.

Beverly Hills, California -- September 30, 2021 --W Technologies, Inc. (OTC: WTCG) today announced its intention to change its corporate name to KryptoVentures Holdings, Inc. The company has assembled a strong management team with a deep understanding of the Crypto, Blockchain and NFT marketplace, and seeks to be a leader in the emerging crypto asset industry.

The company expects the name change to be effective in the next few weeks, pending FINRA approval. In addition, the company will commence trading under a new stock symbol that is more reflective of the new name.

Aleksandr Rubin, the company’s CEO, stated “Our new name will reflect our excitement and dedication to spearheading our growth as a company. In the coming weeks, we expect to share more about the direction of our business and the leadership position we intend to take in this ecosystem.”

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements, along with terms such as "anticipate," "expect," "intend," "may," "will," "should," and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of W Technologies, Inc. and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the statements regarding possible future.

For more information, press only:

Aleksandr Rubin
aleksrubin8@gmail.com

917-379-5067